SUB-ITEM 77D

                               MFS SERIES TRUST X

MFS Global Value Fund (formerly MFS Global Conservative Equity Fund), a series of MFS Series Trust X, amended and restated its principal investment policies and principal investment risks to include disclosure regarding value investing, as described in the prospectus contained in registrant's Post-Effective Amendment No. 42 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2002 under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.